Preferred Apartment Communities, Inc. Reports Results for Second Quarter 2011

Atlanta, GA, August 15, 2011

Preferred Apartment Communities, Inc. ("PAC") (AMEX: APTS) today reported results for the quarter ended June 30, 2011.  Unless otherwise indicated, all per share results are reported based on the weighted average shares of Common Stock outstanding on a fully-diluted basis for the period.

"We are pleased that we were able to implement our business strategy in the second quarter of 2011," said John A. Williams, Preferred Apartment Communities' President and CEO.  Williams added, "Since our initial public offering of Common Stock this past April, we have acquired three multifamily communities, two of which were identified in our IPO prospectus, and made a mezzanine loan investment in connection with a fourth multifamily community located adjacent to one of our existing communities for which we also received an option to purchase that community.  Given the successful deployment of our IPO proceeds during the second quarter, and our forecasted normalized full-quarter run rate, we currently believe that our Cash Available for Distribution will be sufficient to cover our projected dividends for the third and fourth quarters of 2011.  We are especially pleased with our rental revenue growth of approximately 1%, month over month."

Second Quarter 2011

The Company reported Cash Available for Distribution, or CAD, of approximately $420,000, or $0.09 per share, for the second quarter of 2011.

For the second quarter of 2011, the Company reported Adjusted Funds from Operations, or AFFO, of approximately $430,000, or $0.09 per share, and Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, of approximately -$1.2 million, or -$0.24 per share.

AFFO is calculated by beginning with FFO and eliminating certain items that by their nature are not comparable from period to period or tend to obscure the Company's actual operating performance.  CAD is calculated by beginning with AFFO and adjusting for certain REIT establishment costs that impact the Company's determination of the amount of funds it has available for distribution to its stockholders.  A reconciliation of net loss attributable to the Company to FFO, AFFO and CAD is included in the financial tables accompanying this press release on our website.

For the second quarter of 2011, the Company reported a net loss of $.81 per share.

Initial Public Offering and Private Placement

On April 5, 2011, the Company closed its initial public offering, or IPO, of Common Stock which, together with its concurrent private placement and the closing on May 4, 2011 of the underwriters' exercise of their over-allotment option, raised approximately $51.1 million in gross proceeds for the Company.

Acquisitions and Investments

During the second quarter of 2011, PAC acquired three multifamily communities with a total of 765 multifamily units for an aggregate purchase price of approximately $86.9 million.  We also made a mezzanine loan investment of $6.0 million to partially finance the construction of a 96-unit multifamily community located adjacent to our existing 204-unit Trail Creek multifamily community in Hampton, Virginia and, in connection therewith, received an option to purchase the community.

Financing

In connection with the acquisition of our three multifamily communities, we incurred approximately $55.6 million in property level first mortgage debt in the second quarter of 2011.  All of the debt incurred in the second quarter of 2011 is collateralized solely by the related acquired multifamily community and the Company and its operating partnership have not guaranteed any of the debt.

Marketing and Branding

Commencing with the acquisition of each of our communities, we began implementing our innovative and unique marketing and branding strategy by rolling out the PAC Concierge, PAC Rewards and PAC Partners programs on a community by community basis.  We currently anticipate that all of these programs will be fully implemented at each of our communities by the end of 2011.

The PAC Concierge program is a complimentary service for our residents designed to offer them the type of personal concierge services that you would expect at a high end resort.  The concierge services are provided by a professionally trained team ready to coordinate services such as running errands, making dinner reservations, golf tee times and travel arrangements, as well as many other services.  Our concierge service is available to our residents 24/7 by telephone, email or web access through our unique resident web portal.

The PAC Rewards program allows residents to accumulate and redeem rewards points for services and upgrades to their home, such as painting an accent wall, carpet cleaning, or installing a ceiling fan or kitchen backsplash.  Residents may accumulate Preferred Rewards, for example, when they sign their lease, pay their rent on line, enroll in our direct debit/automatic payment program, or renew their lease, or when a resident's referral signs a new lease.

The PAC Partners program establishes reciprocal relationships between a Preferred Apartment Community and neighborhood businesses to provide our residents with benefits such as discounts, perks and other incentives as an enticement to frequent those businesses and to support the local community.

Third Quarter Dividend Declaration

On August 4, 2011, PAC's Board of Directors declared a quarterly dividend on its Common Stock of $0.125 per share for the third quarter of 2011.  The dividend is payable on October 17, 2011 to all common stockholders of record as of September 30, 2011.

2011 CAD Guidance

We project our CAD to be in the range of $0.125 - $0.14 per share for each of the third and fourth quarters of 2011.

Stock Repurchase Program

On August 15, 2011, PAC's Board of Directors authorized the repurchase of up to $2 million of the Company's Common Stock. This repurchase program is effective immediately and extends through the end of 2012.  The Company anticipates funding potential repurchases from available funds from our reserves, proceeds from future capital raising activities, or operations or any combination of the three.

Under the repurchase program, the Company is authorized to make purchases in the open market, subject to market conditions, applicable legal requirements and other factors.  The repurchase program does not obligate the Company to repurchase any specific number of shares, and repurchases pursuant to the program may be suspended or resumed at any time or from time to time without further notice or announcement.

Conference Call Information

Preferred Apartment Communities will hold its quarterly conference call on Tuesday, August 16, 2011 at 11:00 a.m. Eastern Time.  To participate in the conference call, please dial in to the following:

Live Conference Call Details

Domestic Dial-in Number:  (800) 860-2442
International Dial-in Number:  (412) 858-4600
Conference ID:  452112
Date:  Tuesday, August 16, 2011
Time:  11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' quarterly conference call will be available online, on a listen-only basis, at the company's website, www.pacapts.com.  Please visit the Investor section of our website and then click on the "Upcoming Webcasts" link to listen to the call.  A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Audio Archives. Preferred Apartment Communities also produces a Supplemental Financial Data package that provides additional information regarding PAC's overall financial position.  This Supplemental Financial Data is considered an integral part of this earnings release and is available on the Company's website at www.pacapts.com under "Investors: Financials", or by contacting Leonard A. Silverstein in Investor Relations at 1-770-818-4147.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire multifamily properties in select targeted markets throughout the United States.  As part of our property acquisition strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of these properties.  As a secondary strategy, we may acquire senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets.  PAC intends to elect and qualify as a real estate investment trust for U.S. federal income tax purposes effective as of April 1, 2011.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "outlook" and similar expressions.

The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:  Our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing products, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.

Additional discussions of risks and uncertainties appear in our filings with the Securities and Exchange Commission, including our final prospectus dated March 31, 2011 and filed with the Securities and Exchange Commission on April 4, 2011, under the heading "Risk Factors".  All information in this release is as of August 15, 2011. PAC does not undertake a duty to update forward-looking statements, including its projected operating results.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  PAC may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein  770-818-4147
Executive Vice President
Email: lsilverstein@pacapts.com